UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2005

Packaging Corporation of America

(Exact name of registrant as specified in its charter)

Delaware	1-15399	36-4277050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 West Field Court, Lake Forest, Illinois 60045

(Address of Principal Executive Offices, including Zip Code)

(847) 482-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01. Other Events.

On December 15, 2005, Packaging Corporation of America (the “Company”) entered into an Underwriting Agreement with PCA Holdings LLC, an entity controlled by affiliates of Madison Dearborn Partners, LLC and Goldman, Sachs & Co., as representative of the several underwriters named therein, in connection with the offer and sale by PCA Holdings LLC of 15,500,000 shares of common stock of the Company.  The underwriters have a 30-day option to purchase an additional 2,325,000 shares of common stock of the Company from PCA Holdings LLC.

In connection with the offering of these securities by PCA Holdings LLC, the Company is filing Exhibit 99.1 as part of this Form 8-K and such exhibit is to be incorporated by reference in its entirety into the Company’s Registration Statement (File No. 333-130224).

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits

1.1                               Underwriting Agreement, dated December 15, 2005, between the Company, PCA Holdings LLC and Goldman, Sachs & Co., as representative of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA
(Registrant)

By:	/s/ PAUL T. STECKO

Chairman and Chief Executive Officer

(Authorized Officer)

By:	/s/ RICHARD B. WEST
Senior Vice President, Chief Financial Officer, and Corporate Secretary
(Principal Financial Officer)

Date:  December 16, 2005